Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-237458 on Form S-1/A Amendment No. 1 of GWG Holdings, Inc. and GWG Life, LLC of our reports dated March 27, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of GWG Holdings, Inc. and Subsidiaries, which appear in the annual report on Form 10-K of GWG Holdings, Inc. as of and for the year ended December 31, 2019.

We consent to the incorporation by reference in the Registration Statement No. 333-237458 on Form S-1/A Amendment No. 1 of GWG Holdings, Inc. and GWG Life, LLC of our report dated March 27, 2020, relating to the consolidated financial statements of The Beneficient Company Group, L.P. and Subsidiaries, which appear in the annual report on Form 10-K of GWG Holdings, Inc. for the year ended December 31, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WHITLEY PENN LLP

Dallas, Texas

May 13, 2020